                          AMENDMENT TO EMPLOYMENT AGREEMENT



The EMPLOYMENT AGREEMENT dated May 1, 1995 by and between Across Data Systems, Inc., a New York corporation ("ACROSS") and Arie Kilman ("Executive") is hereby amended by replacing paragraphs 2, 3.1, and 3.2 with the following:

(2) Duties. Executive shall be the President and Chief Executive Officer of ACROSS, in which capacity Executive shall have full responsibility for the management of the business operations of ACROSS. The scope of Executive's authority shall at all times be subject to the direction of the Board of Directors of ACROSS. Executive shall also perform such additional duties and functions for and on behalf of ACROSS, consistent with his position and expertise, which may be reasonably requested of him from time to time by ACROSS' Board of Directors. Executive agrees that he shall devote substantially all of his working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of ACROSS. Executive will also hold the title of Chairman and Chief Executive Officer of Liraz Systems Ltd., and to the extent that Executive works on affairs of Liraz that are not related to ACROSS, Liraz will reimburse ACROSS at the rate of $1,200 per day for the time so spent.

(3.1) Salary. ACROSS shall pay Executive as his base compensation for all services rendered hereunder starting October 1, 1996, an annual gross salary of Two Hundred Thousand Dollars ($200,000), payable no less frequently than monthly. ACROSS shall deduct or cause to be deducted from such salary all taxes and amounts required by law to be withheld

(3.2) Performance Bonus. The Board of Directors will establish a performance bonus for the Executive each fiscal year after 1996 based on the then current scope of responsibilities of the Executive and on the projected budget for ACROSS. The 1996 performance bonus will be $150,000 if ACROSS completes a public offering of at least $5 million during 1996.



WITNESS THE DUE EXECUTION AND DELIVERY HEREOF as of  September 18, 1996.


ACROSS DATA SYSTEMS, INC.


BY: /s/ Robert R. MacDonald
   -----------------------------------------
   Robert R. MacDonald, Chairman of the Board



EXECUTIVE


    /s/ Arie Kilman
-----------------------------------
   Arie Kilman